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                                                                   EXHIBIT 99.01
[LOGO]

UNITED CITIES GAS COMPANY
CUSTOMER STOCK PURCHASE PLAN
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INITIAL INVESTMENT FORM

PLEASE PRINT ALL ITEMS EXCEPT SIGNATURE. Return completed form in the provided postage-paid envelope. The Stock Purchase Date is the fifteenth of each month or, if such day is not a trading date, the trading day immediately preceding that day. Payment must be received by the Customer Stock Purchase Plan Administrator, Harris Trust and Savings Bank, at least seven days before the Stock Purchase Date. Payments which are received after the seventh day will be held for investment on the next succeeding purchase date.

(1) REGISTRATION TYPE

    Type of Account. If you are a current shareholder, please list your name(s) exactly as it appears on your existing account. Variations of your name and address may result in the establishment of additional accounts and possible duplicate mailings.

    - Individual or Joint - Joint accounts will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security number is required for tax reporting. Please provide the first and last name of all owners.

    - Custodial - A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence. Please provide the first and last name of the custodian, the first and last name of the minor, the state of residence for the minor, as well as the minor's Social Security Number.

    - Trust - Account established in accordance with the provisions of a trust agreement. Please provide the name of the trustee, the name of the beneficiary, the trust date, and the trust Tax Identification Number.

    - Corporation, Partnership, or other Entry - Please provide the business name and Tax Identification Number.

(2) SIGNATURES

    By signing this form, I request enrollment, certify that I have received and read the prospectus describing the United Cities Gas Company Customer Stock Purchase Plan and agree to abide by the terms and conditions of the Customer Stock Purchase Plan. Under penalties of perjury, I also certify that: (a) the number shown on this form is the correct Social Security number or Taxpayer ID number, and (b) I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding.

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                              (Please Detach Here)

  X                                              X
  --------------------------------------------   --------------------------------------------
    Signature                             Date    Signature                             Date

    (Check this box / / if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your returns.)

(3) REGISTRATION
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                 (Please see section 1 above for instructions on the proper format for the registration of the account.
                 Additional instructions are on the back of the form.)

                 -------------------------------------------------------------- Tax ID ------------
    ADDRESS
             -----------------------------------, ---------------------, -----------, -------------
                       Street Address                    City               State        Zip Code

    PHONE NUMBER  (     )        -                       (      )        -                      001
                   -----  ------   ---------- -------     ------  ------   ----------
                          Day Telephone         ext.            Evening Telephone

(4) ENROLLMENT - I wish to enroll by depositing an initial cash investment.
    Enclosed is a check or money order for $          ($250.00
    minimum/$10,000.00 maximum) made payable to "Harris Trust and Savings Bank."

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GENERAL GUIDELINES FOR COMMON

FORMS OF STOCK REGISTRATION
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The manner in which stock may be registered is governed by various state laws.
The following are intended as general guidelines indicating some of the more common forms of stock registration. If you have any questions regarding a specific form of registration, we suggest that you consult with an attorney.

OWNERSHIP BY INDIVIDUAL

It is desirable for an individual to always use exactly the same form of his/her name and address in stock transactions. Having one certificate issued in the name of John A. Doe, and another in the name of J.A. Doe, or the use of different addresses, can cause confusion and necessitates keeping multiple accounts for the same individual at increased cost to the company. The given name of an individual must be used, exclusive of titles such as "Dr.," "Mr.," "Rev." A woman should use her first name, not that of her husband. For example:


                "JANE WHITNEY WILSON" NOT "MRS. JOHN W. WILSON"

OWNERSHIP BY TWO OR MORE INDIVIDUALS

Most states recognize the registration "As Joint Tenants with Right of Survivorship and not as Tenants in Common." This form of registration, shown as "JT TEN" following the names, provides for sole ownership to pass to the surviving owner upon the death of the other. For example:


                    "JOHN H. WILSON & JANE W. WILSON JT TEN"


The conjunction "OR" CANNOT be used in registering stock ownership. Other forms of multiple tenant registration, such as "Tenants in Common" may also be used but may not provide for survivorship benefits. Should you have any questions about the appropriateness of the registration you wish to use, we suggest you consult with an attorney.


OWNERSHIP OF STOCK BY A MINOR

It is not common practice to register stock in an individual minor's name, since it may require court action to sell or transfer the shares prior to the minor attaining his/her age of majority. Custodial registration of an account, usually by a parent or an adult family member of the minor, does not require court action. The two forms of custodial registration most commonly used are:


                 JANE WILSON CUST                             JANE WILSON CUST
                 MARY ANN WILSON                              MARY ANN WILSON
        UNIF GIFT MIN ACT [Name of State]            UNIF TRAN MIN ACT [Name of State]



PLEASE INCLUDE THE SOCIAL SECURITY NUMBER OF THE MINOR WHEN OPENING AN ACCOUNT. FOR YOUR CONVENIENCE, WE WILL REGISTER THE CUSTODIAL ACCOUNT TO THE APPROPRIATE STATE OF RESIDENCY PER THE ABOVE EXAMPLES.
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